Exhibit 99.1

NEWS RELEASE

MEXICO EXPLORATION UPDATE

MAGISTRAL CONTINUES TO DELIVER GOOD RESULTS

EXPANDING MINERAL ZONE: 0.199 OPT GOLD OVER 49.2 FT.

NEW VEIN DELIVERS: 0.397 OPT GOLD OVER 19.7 FT.

Denver, Colorado (July 7, 2008) - US GOLD CORPORATION (AMEX:UXG - TSX: UXG - Frankfurt: US8) announces that recent drilling at the Magistral Mine, located in Sinaloa State, Mexico continues to encounter encouraging gold mineralization. Drilling designed to expand the mineralization around the Samaniego Pit returned 0.199 ounces per ton (opt) gold over 49.2 feet (ft.) [6.81 gpt (grams per tonne) gold over 15.0 meters], including 0.580 opt gold over 9.8 ft. [19.90 gpt gold over 3.0 meters]. Also, drilling at the new Dos Amigos vein returning 0.397 opt gold over 19.7 ft. [13.63 gpt gold over 6.0 meters]. Mineralization in both holes started at surface.

“Our positive exploration results from Magistral and the nearby Palmarito Project are clearly demonstrating the area’s potential. Our objective in Mexico is to quickly grow the size of these projects in order to determine the optimum rate of production,” stated Robert McEwen, Chairman and CEO of US Gold.

MAGISTRAL MINE UPDATE

The exploration program at the Magistral Mine continues to successfully achieve its goals of expanding the mineralization and discovering new veins within the mine area.

1.              Expanding the Mineral Zone

Samaniego Pit Area

Exploration continued to target the area around the Samaniego Pit. Since US Gold’s last update, an additional 6,600 ft (2,000 meters) of drilling has been completed. Deeper conventional rotary holes have been focused on extending the mineralization at depth.

These deeper holes successfully extended the known mineralization with the best assay result being hole SWBH08-163 that returned 0.199 opt gold over 49.2 ft. (6.81 gpt gold over 15.0 meters). The deepest hole to encounter mineralization was SWBH08-161, which intersected 0.027 gold over 118.1 ft. (0.93 gpt gold over 36.0 meters). Mineralization in both holes started from surface.

Drilling appears to have intersected the upper portion of the main southwest-dipping vein that controls the gold mineralization inside of the Samaniego Pit. US Gold geologists believe there is good potential to intersect additional gold mineralization north and south of the current drilling (Figure 1). Highlighted results are listed below:

Table 1. Samaniego Significant Drill Assay Results

	Assay Interval
Hole #	Gold Grade		From	To	From	To	Intercept Length
	(opt)	(gpt)	(ft.)	(ft.)	(meters)	(meters)	(ft.)	(meters)

SWBH08-163	0.199	6.81	0.0	49.2	0.0	15.0	49.2	15.0
Including	0.580	19.90	0.0	9.8	0.0	3.0	9.8	3.0

SWBH08-159	0.082	2.81	9.8	88.6	3.0	27.0	78.7	24.0
Including	0.276	9.46	9.8	29.5	3.0	9.0	19.7	6.0

SWBH08-161	0.027	0.93	0.0	118.1	0.0	36.00	118.1	36.0
Including	0.102	3.50	29.5	49.2	9.0	15.00	19.7	6.0

SWBH08-121	0.074	2.54	9.8	49.2	3.0	15.00	39.4	12.0
Including	0.192	6.58	39.4	49.2	12.0	15.00	9.8	3.0

SWBH08-165	0.058	1.99	0.0	39.4	0.0	12.0	39.4	12.0
Including	0.189	6.48	9.8	19.7	3.0	6.0	9.8	3.0

SWBH08-125	0.047	1.62	0.0	39.4	0.0	12.0	39.4	12.0

SWBH08-140	0.031	1.07	0.0	59.1	0.0	18.0	59.1	18.0

SWBH08-128	0.036	1.23	0.0	39.4	0.0	12.0	39.4	12.0

SWBH08-130	0.032	1.08	19.7	88.6	6.0	27.0	68.9	21.0
Including	0.092	3.17	19.7	39.4	6.0	12.0	19.7	6.0

2.              New Vein Intercepts 0.397 opt gold over 19.7 ft.

US Gold’s team in Mexico continues to identify new veins with good potential. The Dos Amigos vein, which had never before been drill tested, has returned encouraging results (Figure 1). The best result from this area was 0.397 opt gold over 19.7 ft (13.63 got gold over 6.0 meters).

Dos Amigos is located approximately 1,500 ft (455 meters) northeast of Samaniego and is the second vein outside of the current resource estimate (Canadian National Instrument 43-101: Pincock, Allen & Holt 2006) that has returned good values since exploration began in January. The first vein, Cerritos, which was announced in May, returned 0.034 opt gold, 1.29 opt silver, 0.4% copper and 0.4% zinc over 39.4 ft. (1.16 gpt gold, 44.33 gpt silver, 0.4% copper and 0.4% zinc over 12.0 meters).

Exploration at Dos Amigos was performed using a conventional rotary drill with a limited depth capacity of 6 meters (19.7 ft) in order to quickly and cheaply test the near surface potential of the area (the drill was formerly used for production planning when Magistral was in operation). A total of 1,100 ft. (335 meters) of drilling has been completed. Ongoing exploration is now targeting the potential at depth and along strike. Highlights from Dos Amigos are listed below:

Table 2. Dos Amigo Significant Drill Assay Results

	Assay Interval
Hole #	Gold Grade		From	To	From	To	Intercept Length
	(opt)	(gpt)	(ft.)	(ft.)	(meters)	(meters)	(ft.)	(meters)
DABH08-52	0.397	13.63	0.0	19.7	0.0	6.0	19.7	6.0

DABH08-32	0.073	2.52	0.0	19.7	0.0	6.0	19.7	6.0

DABH08-11	0.071	2.44	0.0	19.7	0.0	6.0	19.7	6.0

DABH08-10	0.141	4.82	9.8	19.7	3.0	6.0	9.8	3.0

DABH08-34	0.068	2.33	0.0	19.7	0.0	6.0	19.7	6.0

DABH08-33	0.066	2.26	0.0	19.7	0.0	6.0	19.7	6.0

DABH08-21	0.128	4.39	9.8	19.7	3.0	6.0	9.8	3.0

DABH08-36	0.056	1.94	0.0	19.7	0.0	6.0	19.7	6.0

DABH08-41	0.056	1.92	0.0	19.7	0.0	6.0	19.7	6.0

Production Planning Update

Engineering and resource studies have been initiated with the goal of optimizing the development of Magistral to achieve a production rate that is higher than previous owners had attempted (approximately 40,000 gold ounces per year). Metallurgical studies are currently being performed by SGS in Ontario, Canada and Durango, Mexico to assess alternatives to improve gold recoveries and determine possible extraction methods for silver.

Should resources expand sufficiently to justify a production rate greater than the current mine capacity, US Gold believes additions will have to be made to the current infrastructure, including fleet, process plant and crushing circuit.

An initial resource estimate at the Palmarito Project, located approximately 7.5 miles (12 km) southwest of Magistral, is scheduled to be completed by the end of the third quarter. This estimate could help support an increase to Magistral’s future production.

ABOUT US GOLD

US Gold Corporation is a United States based gold exploration company exploring throughout northeastern Nevada and has recently began exploration in Mexico. The Company has large land holdings and a strong treasury. US Gold’s shares trade on the American and Toronto Stock Exchanges under the symbol UXG.

QUALIFIED PERSON

This news release has been viewed and approved by Steve Brown, Senior Geologist and Project Manager, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Magistral Mine and Mexican exploration properties. All samples were analyzed by ALS Chemex utilizing fire assay. All drilling was completed by conventional rotary drill using ten foot (three meter) sample intervals.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors – All mineral resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. Canadian and Guide 7 standards are substantially different.

The SEC permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this news release, such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” and “inferred,” that the SEC guidelines strictly prohibit us from including in our filings with the SEC. U.S. Investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of mineral resources will be confirmed or converted into Guide 7 compliant “reserves”. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute Guide 7 complaint “reserves” by SEC standards as a in-place tonnage and grade without reference to unit measures

For further information contact:
Ana Aguirre	Mailing Address
Manager, Investor Relations	99 George Street, 3rd Floor
Tel: (647) 258-0395	Toronto, ON M5A 2N4
Toll Free: (866) 441-0690	E-mail: info@usgold.com
Fax: (647) 258-0408

Figure 1

US Gold: Aerial View Samaniego Pit	July 7, 2008

Dos Amigos Vein
Area Shown
Grade X Thickness (Au opt X ft)
> 20
20 - 10
10 - 5
5 - 2
Drill Target
Existing Pit
Planned Pit
New Drill Result
SWBH08-159
0.082 opt / 78.7 ft.
inc. 0.276 opt / 19.7 ft.
SWBH08-165
SWBH08-163
0.199 opt / 49.2 ft.
inc. 0.580 opt / 9.8 ft.
SWBH08-125
SWBH08-140
SWBH08-161
0.027 opt / 118.1 ft.
inc. 0.102 opt / 19.7 ft.
SWBH08-130
SWBH08-128
SWBH08-121
0.074 opt / 39.4 ft.
inc. 0.192 opt / 9.8 ft.
0 100 200
Meters
0 300 600
Feet
N